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INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to Registration Statement No. 2-75677 of our report dated June 27, 1997 appearing in the May 30, 1997 Annual Report of Westcore Trust and to the references to us under the captions "Financial Highlights" appearing in the Prospectuses and "Auditors" appearing in the Statement of Additional Information which are included in such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado
September 23, 1997